Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 7, 2014, with respect to the audited financial statements for the years ended December 31, 2013 and 2012 of Icon Vapor, Inc. included in the form 10 registration statement and to the use of our name as it appears under the caption “Experts”.

/s/ Terry L. Johnson

September 15, 2014